SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to Section 240.14a-12

Johnson Outdoors Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JOHNSON OUTDOORS INC.

555 MAIN STREET

RACINE, WISCONSIN 53403

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MARCH 1, 2007

To the Shareholders of

JOHNSON OUTDOORS INC.:

The annual meeting of Shareholders of Johnson Outdoors Inc. will be held on Thursday, March 1, 2007 at 10:00 a.m., local time, at the Company’s headquarters, located at 555 Main Street, Racine, Wisconsin, for the following purposes:

1.	To elect six directors to serve for the ensuing year.

2.	To ratify the appointment of Ernst & Young LLP, independent registered public accounting firm, as auditors of the Company for its fiscal year ending September 28, 2007.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on Friday, January 12, 2007 will be entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. Holders of Class A common stock, voting as a separate class, are entitled to elect two directors and holders of Class B common stock, voting as a separate class, are entitled to elect the remaining directors. The holders of Class A common stock and Class B common stock, voting as a single class, are entitled to vote on the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year.

All shareholders of record are cordially invited to attend the meeting in person. Whether or not you plan to attend the annual meeting in person, please complete, sign, date and return the enclosed proxy in the accompanying self-addressed postage pre-paid envelope or complete your proxy by following the instructions supplied on the proxy card for voting by telephone or via the Internet (or, if your shares are held in “street name” by a broker, nominee, fiduciary or other custodian, follow the directions given by the broker, nominee, fiduciary or other custodian regarding how to instruct it to vote your shares) as soon as possible.

By Order of the Board of Directors

Alisa Swire
Secretary

Racine, Wisconsin

January 26, 2007

JOHNSON OUTDOORS INC.

555 Main Street

Racine, Wisconsin 53403

PROXY STATEMENT

Annual Meeting of Shareholders

To Be Held March 1, 2007

This Proxy Statement, which is first being mailed to shareholders on or about January 26, 2007 to shareholders of record as of the close of business on January 12, 2007, is furnished in connection with the solicitation of proxies by the Board of Directors of Johnson Outdoors Inc. (the “Company”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, to be used at the Annual Meeting of Shareholders of the Company to be held on Thursday, March 1, 2007 at 10:00 a.m., local time, at the Company’s headquarters, located at 555 Main Street, Racine, Wisconsin, and at any adjournment or postponement thereof (the “Annual Meeting”).

You may vote by attending the Annual Meeting and voting in person by ballot, by completing the enclosed proxy card and then signing, dating and returning it in the postage pre-paid envelope provided or by completing your proxy by following the instructions supplied on the proxy card for voting by telephone or via the Internet. Submitting a proxy now will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held of record in “street name” by a broker, nominee, fiduciary or other custodian and you wish to vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Shares represented by a properly executed proxy will be voted at the Annual Meeting and, when instructions have been given by the shareholder, will be voted in accordance with those instructions. If you submit a proxy without giving voting instructions, the persons named as proxies on the proxy card will vote your shares (1) FOR the election of the directors named in this Proxy Statement and (2) FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 28, 2007.

As of the date of this Proxy Statement, the Company does not expect a vote to be taken on any matters at the Annual Meeting other than the proposals set forth in the Notice of Annual Meeting of Shareholders. A properly executed proxy gives the persons named as proxies on the proxy card authority to vote in their discretion with respect to any other matters that properly come before the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place. The individuals named as proxies and acting thereunder will have the authority to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is adjourned or postponed, a proxy will remain valid and may be voted at the adjourned or postponed meeting.

If you hold shares of the Company’s common stock as a participant in the Company’s 401(k) Retirement and Savings Plan, the trustee for the Retirement and Savings Plan will vote the shares you hold through the plan as you direct. The Company will provide plan participants who hold Company common stock through the plan with forms on which participants may communicate their voting instructions. If voting directions are not received for shares held in the Retirement and Savings Plan, those shares will be voted in the same percentage proportion as the voted shares for all proposals in this Proxy Statement.

You may revoke your proxy at any time before it is actually voted by giving notice in writing to the Secretary of the Company, by requesting a ballot at the Annual Meeting and voting in person or by submitting a duly executed proxy bearing a later date. Attendance at the Annual Meeting will not, by itself, revoke a proxy. If you have given voting instructions to a broker, nominee, fiduciary or other custodian that holds your shares in “street name,” you may revoke those instructions by following the directions given by the broker, nominee, fiduciary or other custodian. If a shareholder properly signs and returns the proxy card but does not specify how to vote, then the shareholder’s shares will be voted in FAVOR of the election of the directors listed in the enclosed proxy and in FAVOR of the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year.

Telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Shareholders voting via the Internet should understand that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that the shareholder must bear.

The record date for shareholders entitled to notice of and to vote at the Annual Meeting is January 12, 2007. On the record date, the Company had outstanding and entitled to vote 7,792,680 shares of Class A common stock and 1,217,977 shares of Class B common stock. Holders of Class A common stock, voting as a separate class, elect two directors and are entitled to one vote per share for directors designated to be elected by holders of Class A common stock. Holders of Class B common stock elect the remaining directors and are entitled to one vote per share for directors designated to be elected by holders of Class B common stock. Holders of Class A common stock and Class B common stock voting together as a single voting group are entitled to vote on the proposal to ratify Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year. The holders of Class A common stock are entitled to one vote per share, while holders of Class B common stock are entitled to ten votes per share on this proposal.

ELECTION OF DIRECTORS

Six directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders or until their respective successors have been duly elected. The Company’s Articles of Incorporation provide that holders of Class A common stock have the right to elect 25% or the next highest whole number of the authorized number of directors and the holders of Class B common stock are entitled to elect the remaining directors. At the Annual Meeting, holders of Class A common stock will be entitled to elect two directors and holders of Class B common stock will be entitled to elect four directors. Terry E. London and John M. Fahey, Jr. (the “Class A Directors”) are the nominees designated to be voted on by the holders of Class A common stock, and Helen P. Johnson-Leipold, Thomas F. Pyle, Jr., Edward F. Lang and W. Lee McCollum (the “Class B Directors”) are the nominees designated to be voted on by the holders of Class B common stock.

Proxies received from holders of Class A common stock will, unless otherwise directed, be voted for the Class A Directors and proxies received from holders of Class B common stock will, unless otherwise directed, be voted for the Class B Directors. Proxies of holders of Class A common stock cannot be voted for more than two persons and proxies of holders of Class B common stock cannot be voted for more than four persons. Class A Directors are elected by a plurality of the votes cast by the holders of Class A common stock and Class B Directors are elected by a plurality of the votes cast by the holders of Class B common stock, in each case assuming a quorum is present at the Annual Meeting. “Plurality” means that the individuals who receive the largest number of votes cast by holders of the class of common stock entitled to vote in the election of such directors are elected as directors up to the maximum number of directors to be chosen at the meeting by such class. Consequently, any shares not voted on this matter (whether by withholding authority to vote in the election of directors or otherwise) will have the effect of a vote against election of the directors.

Listed below are the nominees of the Board of Directors for election at the Annual Meeting. Each of the nominees is presently a director of the Company. The Company anticipates that the nominees for election as directors will be candidates when the election is held. However, if any of the nominees should be unable or unwilling to serve, the proxies, pursuant to the authority granted to them by the Board of Directors, will have discretionary authority to select and vote for substituted nominees (except where the proxy withholds authority with respect to the election of directors).

Name	Age	Business Experience During Last Five Years	Director Since
Class A Directors
Terry E. London	57	President of London Partners LLC, a private investment firm, since July 2001. Director of Pier 1 Imports, Inc.	1999
John M. Fahey, Jr.	55	President and Chief Executive Officer and Chairman of the Executive Committee of the Board of Trustees of the National Geographic Society, a nonprofit scientific and educational organization, since March 1998. Director of Exclusive Resorts.	2001

Class B Directors
Helen P. Johnson-Leipold	50	Chairman and Chief Executive Officer of the Company since March 1999. Chairman and Director of Johnson Financial Group. Director of S.C. Johnson & Son, Inc. (manufacturer of household consumer products), JohnsonDiversey, Inc. and The Home Depot, Inc. (a home improvement retailer).	1994
Thomas F. Pyle, Jr.	65	Vice Chairman of the Board of the Company since October 1997. Chairman of The Pyle Group, a financial services and investments firm, since September 1996. Director of Sub Zero Corporation.	1987
W. Lee McCollum	57	Executive Vice President and Chief Financial Officer of S.C. Johnson & Son, Inc. since January 2006. Senior Vice President and Chief Financial Officer of S.C. Johnson & Son, Inc. from 1997 until January 2006. Director of Sigma-Aldrich Corporation and Cofresco Frischhalteprodukte GmbH.	2005
Edward F. Lang	44	Executive Vice President of Finance and Administration and Chief Financial Officer of the Nashville Predators (the “Predators”), a National Hockey League team, since July 2003. Senior Vice President and Chief Financial Officer of the Predators from June 1997 until June 2003. Director of Nashville’s Adventure Science Center, Make-A-Wish Foundation of Middle Tennessee, Nashville Predators Foundation and Nashville Downtown Partnership.	2006

DIRECTOR’S MEETINGS AND COMMITTEES

Meetings and Attendance

The Board of Directors has standing Executive, Audit, Compensation, and Nominating and Corporate Governance Committees. During the fiscal year ended September 29, 2006, there were five meetings of the Board of Directors, seven meetings of the Audit Committee, five meetings of the Compensation Committee and one meeting of the Nominating and Corporate Governance Committee. Each director attended at least 75% of the aggregate number of (i) meetings of the Board of Directors held during the period for which he or she was a director during fiscal 2006 and (ii) meetings of the committees on which the director served during fiscal 2006.

Executive sessions or meetings of outside (non-management) directors without management present are held regularly for a general discussion of relevant subjects. In fiscal 2006, the outside directors met in executive sessions at least two times in accordance with the requirements of the NASDAQ Stock Market.

Committees

The Executive Committee assists the Board of Directors in developing and evaluating general corporate policies and objectives and in discharging the Board of Director’s responsibilities with respect to the management of the business and affairs of the Company when it is impracticable for the full Board to act. Present members of the Executive Committee are Ms. Johnson-Leipold and Mr. Pyle.

The Audit Committee presently consists of Messrs. London (Chairman), Pyle and Fahey. The Audit Committee’s primary duties and responsibilities are to: (1) appoint the Company’s independent registered public accounting firm and determine their compensation; (2) serve as an independent and objective party to monitor the Company’s compliance with legal and regulatory requirements and the Company’s financial reporting, disclosure controls and procedures and internal controls and procedures; (3) review, evaluate and oversee the audit efforts of the Company’s independent registered public accounting firm and internal auditors; (4) provide an open avenue of communication among the independent registered public accounting firm, management, the internal auditors, and the Board of Directors; and (5) prepare the Audit Committee Report required to be included in the Company’s annual proxy statement. The Audit Committee has the direct authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm, and is an “audit committee” for purposes of Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee’s report required by the rules of the Securities and Exchange Commission (“SEC”) appears on page 9.

The Compensation Committee presently consists of Messrs. Pyle (Chairman), Fahey and London. The Compensation Committee discharges the responsibilities of the Board of Directors relating to the compensation programs and compensation of the Company’s directors, officers and, at the option of the Committee, other managerial personnel of the Company and its subsidiaries, including, without limitation, fixing the cash compensation of such persons, establishing and administering compensation and benefit plans for such persons and determining awards thereunder. Generally, the Compensation Committee also administers all equity-based plans, such as stock option and restricted stock plans in accordance with the terms of such plans.

The Nominating and Corporate Governance Committee presently consists of Messrs. Fahey (Chairman), London and Pyle. The Nominating and Corporate Governance Committee provides assistance to the Board of Directors in fulfilling its responsibilities by: (1) identifying individuals qualified to become directors and recommending to the Board of Directors candidates for all directorships to be filled by the Board of Directors or by the shareholders of the Company; (2) identifying directors qualified to serve on the committees established by the Board of Directors and recommending to the Board of Directors members for each committee to be filled by the Board of Directors; and (3) taking a leadership role in shaping the corporate governance of the Company.

CORPORATE GOVERNANCE MATTERS

Director Independence

The Board of Directors has determined that the Company is a “Controlled Company,” as defined in NASDAQ Stock Market Rule 4350(c)(5). The Board has based this determination on the fact that Helen P. Johnson-Leipold is deemed to be the beneficial owner of more than 50% of the voting power of the Company. The Company therefore is exempt from certain independence requirements of the NASDAQ Stock Market rules, including the requirement to maintain a majority of independent directors on the Company’s Board of Directors and the requirement to maintain a Nominating and Corporate Governance Committee and a Compensation Committee composed entirely of independent directors. Notwithstanding such exemption, the Board of Directors has reviewed the independence of the nominees for election to the Board at the Annual Meeting under the applicable standards of the NASDAQ Stock Market. Based upon this review, of the six nominees, the Board of Directors has determined that Messrs. Fahey, London and Pyle are “independent directors” under those standards. The independent directors constitute three of the six nominees for election to the Board at the Annual Meeting.

Director Nominations

The Company has a standing Nominating and Corporate Governance Committee. Based upon the review described under “Corporate Governance Matters — Director Independence,” the Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the applicable standards of the NASDAQ Stock Market.

The Nominating and Corporate Governance Committee will consider director nominees recommended by shareholders. Recommendations for consideration by the Nominating and Corporate Governance Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee, including the following information: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the shareholder proposes to be considered as a nominee; (2) the number of shares of the common stock (of each class) beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to shareholders prepared in connection with an election of directors pursuant to section 14(a) of the Securities Exchange Act of 1934; and (4) the name and address (business and residential) of the shareholder making the recommendation and the number of shares of the common stock (regardless of class) beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by the shareholder making the recommendation. The Company may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Company. The Company’s

Bylaws also set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by the shareholders. With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give notice of intent to make such a nomination to the Secretary of the Company in advance of the meeting in compliance with the terms and within the time period specified in the Bylaws. Pursuant to these requirements, a shareholder must give a written notice of intent to the Secretary of the Company not more than 90 days prior to the date of the annual meeting and not later than the close of business on the later of (i) the 60th day prior to the annual meeting and (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made.

The Nominating and Corporate Governance Committee will consider any nominee recommended by a shareholder in accordance with the preceding paragraph under the same criteria as any other potential nominee. In identifying and evaluating nominees for director, the Nominating and Corporate Governance Committee of the Board of Directors seeks to ensure that the Board of Directors possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board of Directors is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company. In addition, the Nominating and Corporate Governance Committee believes it is important that at least one director have the requisite experience and expertise to be designated as an “audit committee financial expert.” The Nominating and Corporate Governance Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Nominating and Corporate Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. At a minimum, each director nominee must have displayed the highest personal and professional ethics, integrity, values and sound business judgment. In addition, the Nominating and Corporate Governance Committee believes that the following specific qualities and skills are necessary for all directors to possess:

•	A director should be highly accomplished in his or her respective field, with superior credentials and recognition.

•	A director should have expertise and experience relevant to the Company’s business, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience.

•	A director must have time available to devote to activities of the Board of Directors and to enhance his or her knowledge of the Company’s business.

•	A director should have demonstrated the ability to work well with others.

Charters of Committees

The Board of Directors has adopted, and may amend from time to time, a written charter for each of the Executive Committee, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Company maintains a website at www.johnsonoutdoors.com. The Company makes available on its website, free of charge, copies of each of these charters. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this Proxy Statement.

Communications between Shareholders and the Board of Directors

Shareholders may communicate with the Board of Directors by writing to the Secretary of the Company at Johnson Outdoors Inc., care of the Board of Directors (or, at the shareholder’s option, care of a specific director), 555 Main Street, Suite 342, Racine, Wisconsin 53403. Subject to the conditions described below, the Secretary will ensure that this communication (assuming it is properly marked care of the Board of Directors or care of a specific director) is delivered to the Board of Directors or the specified director, as the case may be. Each such communication should indicate that the sender is a shareholder of the Company and that the sender is directing the communication to one or more individual directors or to the Board of Directors as a whole.

All communications will be compiled by the Company’s Secretary and submitted to the Board of Directors or the individual director(s) as appropriate unless such communications are considered, in the reasonable judgment of the Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or its business or communications that relate to improper or irrelevant topics. The Secretary may also attempt to handle a communication directly where appropriate, such as where the communication is a request for information about the Company or where it is a stock-related matter.

Directors are encouraged to attend the Company’s Annual Meeting of Shareholders. All of the incumbent directors serving as a director at the time of the meeting attended the Company’s Annual Meeting of Shareholders occurring on March 1, 2006.

Employee Code of Conduct and Code of Ethics and Procedures for Reporting of Accounting Concerns

The Company has adopted an Employee Code of Business Conduct (the “Code of Conduct”). The Company requires all directors, officers and employees to adhere to the Code of Conduct in addressing legal and ethical issues encountered in conducting their work. The Code of Conduct requires the Company’s directors, officers and employees to avoid conflicts of interest, comply with all applicable laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. The Company has placed a copy of the Code of Conduct on its website located at www.johnsonoutdoors.com. In addition, all directors, officers and salaried employees are required to complete compliance training on the Code of Conduct and certain other subjects on an annual basis.

The Company also adopted a Code of Ethics for the Chief Executive Officer and Senior Financial and Accounting Officers (the “Code of Ethics”), which governs the conduct of the Company’s Chief Executive Officer, Chief Financial Officer and its other senior financial officers and executives. The Code of Ethics supplements the Code of Conduct and is intended to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of conflicts of interest; full, fair, accurate, timely and understandable disclosure in the Company’s public documents; compliance with applicable laws and regulations; the prompt reporting of violations of the Code of Ethics; and accountability for adherence to the Code of Ethics. The Company has placed a copy of the Code of Ethics on its website located at www.johnsonoutdoors.com. The Company intends to disclose any amendments to, or waivers from, the Code of Ethics on its corporate website.

Further, the Company has established “whistle-blower procedures” which provide a process for the confidential and anonymous submission, receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for any code of conduct violations. These procedures provide substantial protections to employees who report Company misconduct.

Assessing the Performance of the Board and Individual Directors

The Nominating and Corporate Governance Committee is responsible to report annually to the Board of Directors regarding the Committee’s assessment and evaluation of the performance of the Board as a whole, as well as individual members of the Board. This report and assessment is discussed with the full Board and includes specific review and performance areas in which the Board believes a better contribution could be made. The purpose of this assessment and evaluation is to increase the effectiveness of the Board as a whole and not necessarily to focus on individual Board members.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee is comprised of three members of the Company’s Board of Directors. Based upon the review described under “Corporate Governance Matters — Director Independence,” the Board of Directors has determined that each member of the Audit Committee is independent under the applicable standards and rules of the NASDAQ Stock Market and the SEC. The duties and responsibilities of the Company’s Audit Committee are set forth in the Audit Committee Charter. The full text of the Audit Committee charter was attached as Appendix A to the Company’s proxy statement for the Annual Meeting of Shareholders occurring on March 1, 2006.

In accordance with its written charter adopted by the Board of Directors, the Audit Committee has oversight responsibility for the quality and integrity of the financial reporting practices of the Company. While the Audit Committee has oversight responsibility, the primary responsibility for the Company’s financial reporting, disclosure controls and procedures and internal controls and procedures rests with management, and the Company’s independent registered public accounting firm are responsible for auditing the Company’s financial statements, management’s assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting.

In discharging its oversight responsibility as to the audit process, the Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements for the fiscal year ended September 29, 2006, with the Company’s management and with the Company’s independent registered public accounting firm;

•	discussed with the Company’s independent registered public accounting firm the matters required to be discussed by SAS 61, as modified or supplemented (Codification for Statements on Auditing Standards); and

•	received the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees) and has discussed with its independent registered public accounting firm its independence.

Based upon the above-described review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 29, 2006 for filing with the SEC.

The Audit Committee of the Board of Directors

Terry E. London, Chairman

Thomas F. Pyle, Jr.

John M. Fahey, Jr.

Audit Committee Financial Expert

The Company’s Board of Directors has determined that one of the members of the Audit Committee, Terry E. London, qualifies as an “audit committee financial expert” as defined by the rules of the SEC based on his work experience and education.

Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees the Company was billed for audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP, during fiscal 2006 and 2005:

Service Type	2006	2005
Audit Fees (1)	$1,245,395	$1,460,848
Tax Fees (2)	25,909	78,000
Total Fees Billed	$1,271,304	$1,538,848

(1)	Includes fees for professional services rendered in connection with the audit of the Company’s financial statements and the effectiveness of the Company’s internal control over financial reporting, the reviews of the financial statements included in each of the Company’s quarterly reports on Form 10-Q, and consents and assistance with documents filed by the Company with the SEC.

(2)	Primarily consists of fees for the preparation of statutory tax returns and other tax assistance in foreign jurisdictions in 2005 and U.S. tax consultations in 2006.

The Audit Committee of the Board of Directors of the Company considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of Ernst & Young LLP.

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Company’s independent registered public accounting firm. These non-audit services are evaluated by the Audit Committee taking into account scope, fees, and applicable laws and regulations (including SEC rules) related to the independence of the independent registered public accounting firm. The Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting.

Since the effective date of the SEC rules requiring pre-approval of non-audit services on May 6, 2003, each new engagement of the Company’s independent registered public accounting firm to perform non-audit services has been approved in advance by the Audit Committee or the Chairman of the Audit Committee pursuant to the foregoing procedures.

COMPENSATION OF DIRECTORS

Retainer and Fees. Each director who is not an employee of the Company (each a “non-employee director”) is entitled to receive an annual retainer of $25,000 and generally $1,500 for each meeting of the Board of Directors and each committee meeting attended (whether or not such director is a member of that committee). The Vice Chairman of the Board of Directors receives an additional annual retainer of $40,000. Non-employee directors are also entitled to receive an annual retainer of $5,000 for each committee of the Board of Directors which they chair.

Stock-Based Plans. The Company maintains the Johnson Outdoors Inc. 2003 Non-Employee Director Stock Ownership Plan (the “2003 Director Plan”). The 2003 Director Plan provides for up to 150,000 shares of Class A common stock to be issued to non-employee directors. The plan provides that upon first being elected or appointed as a director of the Company, and thereafter, on the first business day after the Company’s annual meeting of shareholders, that each non-employee director of the Company automatically receives a restricted stock award in each year during the existence of the 2003 Director Plan. The award is intended to deliver a greater portion of director compensation in the form of equity, with the amount on the date of the award being equal to $25,000, and the shares of restricted stock being valued at their fair market value per share on the date of the award. On March 2, 2006, the Board of Directors granted 1,406 shares of restricted Class A common stock to each non-employee director of the Company at that time (Messrs. Fahey, London, McCollum and Pyle). Additionally, on March 1, 2006, Mr. Lang was granted 1,404 shares of restricted Class A common stock in connection with his initial election as a director of the Company.

The shares of Class A common stock granted to non-employee directors in the form of restricted stock awards cannot be sold or otherwise transferred while the non-employee director remains a director of the Company and thereafter the restrictions will lapse. However, a non-employee director may transfer the shares to any trust or other estate in which the director has a substantial interest or a trust of which the director serves as trustee or to his or her spouse and certain other related persons, provided the shares will continue to be subject to the transfer restrictions described above.

STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth certain information at January 1, 2007 regarding the beneficial ownership of each class of Company common stock by each director (including each incumbent and nominee director), each person known by the Company to own beneficially more than 5% of either class of the Company’s common stock (including any “group” as set forth in Section 13(d)(3) of the Exchange Act), each of the officers named in the Summary Compensation Table in this Proxy Statement (the “Named Executive Officers”), and all directors and current executive officers as a group based upon information furnished by such persons.

The Company has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated in the footnotes, the persons listed have sole voting and investment power over the shares beneficially owned. Shares of common stock subject to options that are either currently exercisable or exercisable within 60 days of January 1, 2007 are treated as outstanding and beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The table lists applicable percentage ownership based on 7,903,932 shares of Class A common stock and 1,217,977 shares of Class B common stock outstanding as of January 1, 2007.

	Class A Common Stock(1)				Class B Common Stock(1)
Name and Address	Number of Shares		Percentage of Class Outstanding		Number of Shares		Percentage of Class Outstanding
Johnson Bank (2) 555 Main Street Racine, Wisconsin 53403	2,618,085	(3)	33.1%		151,366	(3)	12.4%

Helen P. Johnson-Leipold (2) 555 Main Street Racine, Wisconsin 53403	1,322,452	(4)	16.7%		1,062,972	(4)	87.3%

TowerView LLC c/o The Corporation Trust Company Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801	830,000	(5)	10.5	%(5)	—		—

Dr. H. Fisk Johnson (2) 555 Main Street Racine, Wisconsin 53403	929,461	(6)	11.8%		29,034	(6)	2.4%

Winifred J. Marquart (2) 555 Main Street Racine, Wisconsin 53403	434,730	(7)	5.5%		15,258	(7)	1.3%

Dimensional Fund Advisors Inc. 1299 Ocean Avenue Santa Monica, CA 90401	572,078	(8)	7.2	%(8)	—		—

Thomas F. Pyle, Jr.	37,434	(9)	*		—		—

John M. Fahey, Jr.	24,781	(10)	*		—		—

Terry E. London	10,908	(11)	*		—		—

W. Lee McCollum	4,296	(12)	*		—		—

David W. Johnson	6,407		*		—		—

Edward F. Lang	1,404		*		—		—

Jervis B. Perkins	0	(13)	*		—		—

All directors and current executive officers as a group (7 persons)	1,407,682		17.8%		1,062,972		87.3%
* The amount shown is less than 1% of the outstanding shares of such class.

(1)	Shares of Class B common stock (“Class B Shares”) are convertible on a share-for-share basis into shares of Class A common stock (“Class A Shares”) at any time at the discretion of the holder thereof. As a result, a holder of Class B Shares is deemed to beneficially own an equal number of Class A Shares. However, in order to avoid overstatement of the aggregate beneficial ownership of Class A Shares and Class B Shares, the Class A Shares reported in the table do not include Class A Shares which may be acquired upon the conversion of Class B Shares.

(2)	Helen P. Johnson-Leipold, Imogene P. Johnson, JWA Consolidated, Inc., Johnson Bank, Dr. H. Fisk Johnson, S. Curtis Johnson and Winifred J. Marquart, pursuant to a Schedule 13D, as amended, are members of a Section 13D reporting group and may be deemed to beneficially own Class A Shares and Class B Shares owned by other members of the group.

(3)	Johnson Bank reports sole voting and investment power with respect to 407,165 Class A Shares and 52,180 Class B Shares, and shared voting and investment power with respect to 2,210,920 Class A Shares and 99,186 Class B Shares. Of the 2,210,920 Class A Shares for which Johnson Bank reports shared voting and investment power, Ms. Johnson-Leipold also reports beneficial ownership of 949,873 of these shares, Dr. Johnson also reports beneficial ownership of 527,827 of these shares and Ms. Marquart also reports beneficial ownership of 434,730 of these shares. Of the 99,186 Class B Shares for which Johnson Bank reports shared voting and investment power, Ms. Johnson-Leipold also reports beneficial ownership of 25,642 of these shares, Dr. Johnson also reports beneficial ownership of 29,034 of these shares and Ms. Marquart also reports beneficial ownership of 15,258 of these shares. Ms. Johnson-Leipold is indirectly the controlling shareholder of Johnson Bank.

(4)	Ms. Johnson-Leipold reports shared voting and investment power with respect to all of the Class A Shares (other than with respect to 258,115 Class A Shares). Ms. Johnson-Leipold beneficially owns such Class A Shares indirectly as the settlor and beneficiary of a trust and through such trust as a general partner of certain limited partnerships controlled by certain members of Samuel C. Johnson’s family or related entities (the “Johnson Family”) and as a controlling shareholder, with trusts for the benefit of the Johnson Family, of certain corporations. Of the 1,064,337 Class A shares for which Ms. Johnson-Leipold reports shared voting and investment power, Johnson Bank also reports beneficial ownership of 949,873 of these shares and Dr. Johnson also reports beneficial ownership of 29,308 of these shares. Ms. Johnson-Leipold reports sole voting and investment power with respect to 1,037,330 Class B Shares directly held by the Johnson Outdoors Inc. Class B Common Stock Voting Trust, of which she is the controlling shareholder. The remaining 25,642 Class B Shares for which Ms. Johnson-Leipold reports shared voting and investment power are held by Ms. Johnson-Leipold’s revocable trusts. The 258,115 Class A Shares for which Ms. Johnson-Leipold reports sole voting and investment power include options to acquire 175,000 Class A Shares, and 4,129 Class A Shares held by the Johnson Outdoors 401(k) Retirement and Savings Plan, over which Ms. Johnson-Leipold has sole voting power.

(5)	The information is based on a report on a Form 13F, filed October 18, 2006, by TowerView LLC with the Securities and Exchange Commission reporting its beneficial ownership as of September 30, 2006. TowerView reported sole voting and investment power with respect to the Class A Shares.

(6)	Dr. Johnson reports sole voting and investment power with respect to 401,634 Class A Shares, which he holds directly, as the sole trustee of the Herbert F. Johnson Distributing Trust and the HFJ Foundation Trust and as the controlling shareholder of S.C. Johnson & Son, Inc. Dr. Johnson reports shared voting and investment power with respect to 527,827 Class A Shares, which are held either by the Dr. Johnson’s revocable trusts or by certain partnerships or corporations in which Dr. Johnson or his revocable trust are general partners or shareholders. Of these 527,827 Class A Shares, all are also reported as beneficially owned by Johnson Bank and 29,308 are also reported as beneficially owned by Ms. Johnson-Leipold. Dr. Johnson reports shared voting and investment power with respect to 29,034 Class B Shares, which are held by Dr. Johnson’s revocable trusts (Johnson Bank also reports these Class B Shares as beneficially owned).

(7)	Ms. Marquart reports shared voting and investment power with respect to all of the Class A Shares reported. Of these 434,730 Class A Shares, all are also reported as beneficially owned by Johnson Bank. Ms. Marquart reports shared voting and investment power with respect to all of the Class B Shares reported. Of these 15,258 Class B Shares, all are held by Ms. Marquart’s revocable trusts (Johnson Bank also reports these Class B Shares as beneficially owned).

(8)	The information is based on a report on Form 13F/A, filed December 15, 2006, by Dimensional Fund Advisors Inc., a registered investment advisor (“Dimensional”), with the Securities and Exchange Commission reporting its beneficial ownership as of September 30, 2006. Dimensional reported sole voting and sole investment power with respect to 560,778 of the reported shares. Dimensional disclaims beneficial ownership of all of the reported shares, which are owned by advisory clients of Dimensional.

(9)	Includes options to acquire 26,099 Class A Shares, which options are exercisable within 60 days.

(10)	Includes options to acquire 18,879 Class A Shares, which options are exercisable within 60 days.

(11)	Includes options to acquire 4,254 Class A Shares, which options are exercisable within 60 days.

(12)	Includes options to acquire 2,304 Class A Shares, which options are exercisable within 60 days.

(13)	Mr. Perkins resigned his employment with the Company effective May 2006. Mr. Perkins served as the Company’s President and Chief Operating Officer from December 2004 until May 2006.

At January 1, 2007, the Johnson Family beneficially owned, 3,594,940 Class A Shares, or approximately 44.7% of the outstanding Class A Shares, and 1,204,946 Class B Shares, or approximately 98.9% of the outstanding Class B Shares.

EXECUTIVE OFFICERS

The following table sets forth the name, age, current position and principal occupation and employment during the past five years of the executive officers of the Company who are not nominees for directors:

Name	Age	Current Position	Other Positions
David W. Johnson	44	Vice President and Chief Financial Officer of the Company since November 2005.	From July 2005 to November 2005, Mr. Johnson served as Interim Chief Financial Officer and Treasurer of the Company. From December 2001 to July 2005, he served as Director of Operations Analysis of the Company. Prior to joining the Company, Mr. Johnson was employed by Procter & Gamble in a series of finance positions with increasing responsibility.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors is responsible for all compensation and benefits provided to the Company’s Chief Executive Officer, other executive officers and key employees. Set forth below is a report explaining the rationale underlying fundamental executive compensation decisions affecting the Company’s executive officers, including the Named Executive Officers.

Overall Compensation Philosophy

The Company’s program is designed to align compensation with Company performance, business strategy, Company values and management initiatives. The Company’s overall compensation objectives will provide a competitive total compensation program designed to attract and retain high quality individuals and maintain a performance oriented culture that fosters increased shareholder value. The compensation policy is as follows:

•	Base salaries will be targeted at a level that allows the Company to attract, retain, and motivate persons of the highest caliber, with the framework for such decisions based on a review of the appropriate labor markets.

•	Incentive plans will be targeted at the competitive median (which is derived from the biennial report from the independent consultants described below) and will be widely used so that employees participate based on relevant Company, team and individual performance.

•	All compensation programs will be designed to focus performance on the enhancement of shareholder value.

The Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company’s success in meeting specified financial goals and the executive’s success in meeting specific performance goals. As an executive’s level of responsibility increases, a greater portion of total compensation is based on performance-based incentive compensation and less on salary and employee benefits, creating the potential for greater variability in the individual’s compensation level from year to year. The mix, level and structure of performance-based incentive elements reflect market industry practices as well as the executive’s role and relative impact on business results.

The Compensation Committee monitors the operation of the Company’s executive compensation program. This monitoring includes a biennial report from independent compensation consultants assessing the effectiveness of the Company’s compensation program by comparing the Company’s executive compensation to a general industry group that is reflective of the national labor market from which many companies recruit for executive and managerial talent (the “Comparator Group”). The Comparator Group is not the same as the peer group that the Company uses in its performance graph. The Compensation Committee reviews the selection of companies used in the Comparator Group and believes that these companies fairly represent the Company’s competitors for executive talent.

The Compensation Committee establishes corporate goals and objectives relevant to the compensation of the Named Executive Officers and the Company’s other officers and, in some cases, the other employees of the Company. The Compensation Committee evaluates the performance of the Named Executive Officers and other officers in light of those goals and objectives and, based on such evaluation, reviews and approves the annual salary, bonus, stock options and other benefits of these officers.

The key elements of the Company’s executive compensation program consist of base salary, annual bonus and long-term incentives, which currently consists of a split between grants of restricted stock and a performance based cash award target. The Company structures its long-term incentive compensation awards by tying them to certain of the Company’s long-term financial performance measures.

Senior executive compensation packages are increasingly weighted toward programs contingent upon the Company’s performance. As a result, actual compensation levels of senior executives in any particular year may vary within the range of compensation levels of the competitive marketplace based on the Company’s actual performance and its prior year financial results. Although the Compensation Committee believes strongly in offering compensation opportunities competitive with those of comparable members in the Company’s industry, the most important considerations in setting annual compensation are Company performance and individual contributions. A general description of the elements of the Company’s compensation package, including the basis for the compensation awarded to the Company’s Chief Executive Officer for fiscal 2006, follows.

Base Salary

Base salaries are initially determined by evaluating the responsibilities of the position, the experience of the individual and the salaries for comparable positions in the competitive marketplace. Base salary levels for the Company’s executive officers are generally positioned to be competitive with comparable positions in the Comparator Group. The Compensation Committee annually reviews each executive officer’s base salary. In determining salary adjustments for executive officers, the Committee considers various factors, including the individual’s performance and contribution, the average percentage pay level for similar positions and the Company’s performance. In the case of executive officers with responsibility for a particular business unit, such unit’s financial results are also considered. The Compensation Committee, where appropriate, also considers non-financial performance measures such as improvements in product quality, manufacturing efficiency gains and the enhancement of relations with Company customers and employees. The Compensation Committee exercises discretion in setting base salaries within the guidelines discussed above.

Bonus Program

The Compensation Committee recognizes the importance of aligning executive compensation with the interests of the shareholders and believes that improvement in economic value provides an excellent measure of shareholder returns. The Company currently has in effect the Johnson Outdoors Inc. Amended and Restated Worldwide Key Executives’ Discretionary Bonus Plan (the “Cash Bonus Plan”). The Cash Bonus Plan is comprised of two elements which are as follows:

•	Achievement of personalized individual objectives; and

•	Performance against the achievement of certain Company financial performance measures (“JVM”).

The use of individual objectives allows for the establishment of goals that each participant in the Cash Bonus Plan can best impact, which include, but are not limited to: profitability, sales growth, operations efficiency, market share growth, organizational development, or innovation.

The JVM component is aimed directly at improving economic value. For fiscal year 2006, the JVM component was net income. The annual award is derived from performance against budgeted net income. The goals support the attainment of increased shareholder returns while responding to changes both in the Company’s business and the overall business environment.

Against target, individual payouts range from 0-200%, and, in all cases, the greater percentage of bonus targets are JVM based.

The Company’s executive officers and certain key employees are included in the Cash Bonus Plan. Target bonuses ranging from 35% to 70% of a participant’s base salary are established by the Compensation Committee for each executive officer at the beginning of the year. The Compensation Committee believes target award opportunities are competitive with industry practices. The Cash Bonus Plan includes approximately 100 participants.

The Compensation Committee retains the final authority to approve individual bonuses and may, at its sole discretion, reduce or eliminate bonuses determined under the Cash Bonus Plan formula. The current maximum amount payable under the Cash Bonus Plan during any fiscal year to any person whom the Compensation Committee considers a covered employee within the meaning of Section 162(m) of the Internal Revenue Code is equal to $850,000.

Long-Term Incentives

Long-term incentives are designed to promote a close identity of interests between the Company’s key executives and its shareholders. Another objective of long-term incentives is to encourage and reward key executives for long-term strategic management and the enhancement of shareholder value. The award practices are designed to be competitive with those companies in the compensation peer group. To this end, the Compensation Committee considers recommendations from the Company’s independent compensation consultant in determining the level of awards.

Stock Options and Restricted Stock. The Company has established the Johnson Outdoors Inc. Long-Term Stock Incentive Plan, which was last amended in July 2005 (the “2000 Plan”). The 2000 Plan allows the Compensation Committee of the Board of Directors to grant certain forms of equity incentive compensation to officers and other key employees of the Company. Under the 2000 Plan, the Compensation Committee can grant participants (1) stock options, which may be either incentive stock options meeting the requirements of section 422 of the Internal Revenue Code or non-qualified stock options, and (2) awards of restricted stock, which can consist of performance shares. The Compensation Committee has authority to determine which participants receive awards under the 2000 Plan, the types of awards and the terms of the awards (including vesting criteria for each award). The purpose of the 2000 Plan is to enhance the Company’s ability to attract and retain qualified employees by providing such persons meaningful incentives that are directly linked to the Company’s profitability and which are intended to increase shareholder value.

In December 2006, each key executive had their long-term incentive award split between restricted stock and a performance based cash award target. With respect to the performance based cash award, each executive’s target was established by determining the amount the executive might otherwise receive in the next three fiscal years under annual awards of stock. As such, each executive has 50% of their estimated long-term incentive value for the next three years at risk of forfeiture.

The performance based cash award will be earned for the attainment of the budgeted net income amount for the fiscal year ending in 2009, pursuant to the Company’s three year strategic plan. The amount earned can span from 50% to 150% of target based on net income that ranges from 80% to 125% of budget. No awards will be earned if net income is less than 80% of budget.

On December 4, 2006, after publication of the financial results for fiscal 2006, the Compensation Committee granted shares of restricted stock and established performance target awards for certain key executives of the Company in accordance with the methodology described above. Such awards include 12,208 shares of Class A common stock and a performance award target of $675,000 to Ms. Johnson-Leipold and 3,391 shares of Class A common stock and a performance award target of $187,500 to Mr. Johnson. The Company intends that any payouts under these performance award targets will not exceed applicable limitations in the Cash Bonus Plan relating to compliance with Section 162(m) of the Internal Revenue Code.

Compensation of Chief Executive Officer

During fiscal 2006, the Compensation Committee reviewed the compensation package of Ms. Johnson-Leipold, the Company’s Chairman and Chief Executive Officer, in accordance with the general factors, procedures and methodology outlined above. Based upon such review, effective January 1, 2006, Ms. Johnson-Leipold’s annualized base salary was increased from $500,000 to $520,000. Additionally, in fiscal 2006, the Compensation Committee approved a bonus of $403,670 for Ms. Johnson-Leipold in accordance with the terms of the Cash Bonus Plan and awarded her 12,208 shares of restricted stock and established a performance award target of $675,000 on December 4, 2006.

Compliance with Internal Revenue Code Section 162(m)

The Company intends, in all appropriate cases, to make the compensation paid to its executives fully deductible under Section 162(m) of the Internal Revenue Code.

The Compensation Committee of the Board of Directors

Thomas F. Pyle, Jr. (Chairman) Terry E. London John M. Fahey, Jr.

Summary Compensation Information

The following table sets forth certain information concerning compensation paid for the last three fiscal years to the Company’s Chief Executive Officer and Chief Financial Officer for fiscal 2006. The persons named in the table are sometimes referred to herein as the “Named Executive Officers.”

		Annual Compensation		Long-Term Compensation
Name and Principal Position(s)	Year	Salary	Bonus(4)	Restricted Stock Awards($)(5)	LTIP Payouts($)(6)	All Other Compensation(7)
Helen P. Johnson-Leipold	2006	$515,000	$403,670	$351,903	$106,121	$67,954
Chairman and Chief	2005	495,700	406,598	183,195	—	74,597
Executive Officer (1)	2004	477,600	700,162	—	—	53,180

Jervis B. Perkins	2006	$210,669	$—	$310,228	$130,442	$1,024,102
President and Chief	2005	335,700	210,551	118,835	—	35,250
Operating Officer (2)	2004	311,250	305,025	—	—	27,540

David W. Johnson Vice President, Chief Financial Officer and Treasurer (3)	2006	$178,771	$102,100	$50,276	—	$20,769

Footnotes to Summary Compensation Table

(1)	Ms. Johnson-Leipold has been Chairman and Chief Executive Officer since March 1999.

(2)	Mr. Perkins served as the Company’s President and Chief Operating Officer from December 2004 until May 2006.

(3)	Mr. Johnson has been Vice President, Chief Financial Officer and Treasurer since November 2005.

(4)	The amounts in the table for the year ended September 29, 2006 consist of amounts accrued under the Johnson Outdoors Inc. Amended and Restated Worldwide Key Executives’ Discretionary Bonus Plan.

(5)

The amounts in the table reflect the closing market value on the date of grant (December 12, 2005), which was $16.67 per share, of restricted shares of Class A Common Stock awarded under the Johnson Outdoors Inc. 2000 Long-Term Stock Incentive Plan. The number of restricted (unvested) shares held by the named executive officers and the closing market value of such shares as of September 29, 2006, which was $17.29 per share, were as follows: Ms. Johnson- Leipold 31,730 shares ($548,612) and Mr. Johnson 3,016 shares ($52,147). The shares awarded vest on the third anniversary of the date of the award. Holders of unvested restricted shares are not entitled to vote such shares nor receive dividends, if any, on such shares. Prior to September 29, 2006, Mr. Perkins forfeited the shares of restricted stock granted to him as a result of the termination of his employment with the Company effective May 2006.

(6)	Pursuant to the Johnson Outdoors Inc. Phantom Share Long-Term Incentive Plan, on an annual basis, the Compensation Committee fixes a cash target award for each participant. On the date of the award, the cash target is converted to phantom shares using the weighted average of the closing sales price during the 90 day trailing period. The awards vest in three years and the phantom shares are converted to a cash payment based on the 90 day trailing average of the stock price on the date of vesting. No awards have been granted under this plan since December 2003 and the Company does not anticipate further grants of phantom shares going forward.

(7)	The amounts in the table for the year ended September 29, 2006 consist of the following:

(a)	Amounts to be credited for qualified retirement contributions are $17,600 for Ms. Johnson-Leipold, $14,302 for Mr. Johnson.

(b)	Company matching contributions to the executives’ 401(k) plan accounts during the year ended September 29, 2006 of $6,600 for Ms. Johnson-Leipold, $5,363 for Mr. Johnson and $3,751 for Mr. Perkins.

(c)	Company contributions to the executives’ non-qualified plan accounts during the year ended September 29, 2006 of $43,754 for Ms. Johnson-Leipold, $1,104 for Mr. Johnson and $20,351 for Mr. Perkins.

(d)	$1,000,000 to be paid to Mr. Perkins under his Severance Agreement and Release. See “Agreements with Named Executive Officers.” Severance payments totaling $402,778 were paid to Mr. Perkins between May 5, 2006 and September 29, 2006.

Stock-Based Compensation

Ms. Johnson-Leipold was awarded 21,100 restricted shares of Class A common stock, Mr. Johnson was awarded 3,016 restricted shares of Class A common stock and Mr. Perkins was awarded 10,555 restricted shares of Class A common stock on December 12, 2005 based upon fiscal 2005 performance. Mr. Perkins subsequently forfeited the shares of restricted stock granted to him as a result of the termination of his employment with the Company effective May 2006.

Option Grants During Fiscal 2006. The Company did not grant any stock options to the Named Executive Officers of the Company during the fiscal year ended September 29, 2006.

Fiscal Year-End Option Values. The following table provides certain information regarding the value of unexercised options held by the Named Executive Officers at September 29, 2006 and the value realized upon exercise of options during fiscal 2006. The following table shows the number of shares covered by both “exercisable” (namely, vested) and “unexercisable” (namely, unvested) stock options as of September 29, 2006. Also reported are the values for “in-the-money” options which represent the positive spread between the exercise price of any such existing stock options and the September 29, 2006 closing price of the Class A common stock of $17.29.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised		Value of Unexercised In-the-Money
			Options at 9/29/06		Options at 9/29/06
Name			Exercisable	Unexercisable	Exercisable (1)	Unexercisable
Helen P. Johnson-Leipold	—	$—	175,000	—	$1,724,475	$—
Jervis. B. Perkins	—	—	—	—	—	—
David W. Johnson	—	—	—	—	—	—

(1)	Calculated based on a closing sale price of $17.29 per share on September 29, 2006.

Long Term Incentive Plan Awards in Last Fiscal Year

Name	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans (1)
		Threshold ($)	Target ($)	Maximum ($)
Helen P. Johnson-Leipold	9/30/09	337,500	675,000	1,012,500
Jervis. B. Perkins	—	—	—	—
David W. Johnson	9/30/09	93,750	187,500	281,250

(1)	In 2006, each key executive had their long-term incentive award split between restricted stock and a performance based cash award target. The cash awards were made pursuant to the Amended and Restated Johnson Outdoors Inc. Worldwide Key Executives’ Discretionary Bonus Plan. The cash target awards were established by determining the amount the executive might otherwise receive in the next three years under annual awards of stock. As such, each executive has 50% of their estimated long-term incentive value for the next three years at risk of forfeiture. The awards will be earned for the attainment of the budgeted net income amount for the fiscal year ending in 2009, pursuant to the Company’s three year strategic plan. The amount earned can range from 50% to 150% of target for net income that ranges from 80% to 125% of budget. No awards will be earned if net income is less than 80% of budget.

Total Shareholder Return

The graph below compares on a cumulative basis the yearly percentage change since September 28, 2001 in the total return (assuming reinvestment of dividends) to shareholders on the Class A common stock with (a) the total return (assuming reinvestment of dividends) on The NASDAQ Stock Market-U.S. Index; (b) the total return (assuming reinvestment of dividends) on the Russell 2000 Index; and (c) the total return (assuming reinvestment of dividends) on a self-constructed peer group index. The peer group consists of Artic Cat Inc., Brunswick Corporation, Callaway Golf Company, K2 Inc., and Nautilus, Inc. The graph assumes $100 was invested on September 28, 2001 in Class A common stock, The NASDAQ Stock Market-U.S. Index, the Russell 2000 Index and the peer group indices.

	9/28/01	9/27/02	10/3/03	10/1/04	9/30/05	9/29/06
Johnson Outdoors	100.00	168.46	208.65	298.29	257.48	267.22
NASDAQ Composite	100.00	80.94	120.79	131.00	150.23	159.87
Russell 2000 Index	100.00	90.70	123.80	147.04	173.44	190.65
Peer Group	100.00	110.78	137.95	190.06	172.85	145.16

Agreements with Named Executive Officers

In May 2006, the Company entered into a Severance Agreement and Release with Mr. Perkins, the Company’s former President and Chief Operating Officer. Effective May 5, 2006, the agreement terminated Mr. Perkins’ employment with the Company. Pursuant to the terms of the agreement, Mr. Perkins will receive a gross severance payment of $1,000,000 paid in semi-monthly installments for a period of twelve months, subject to earlier payment in the event Mr. Perkins obtains new employment. Additionally, in accordance with the terms of the agreement, Mr. Perkins shall be entitled to receive outplacement services and to participate in the Company’s health, dental and vision care insurance policies at the cost of the Company for a period of twelve months following the effective date of his termination of employment, subject to earlier termination of such coverage in the event Mr. Perkins obtains new employment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company purchases certain services primarily from S.C. Johnson & Son, Inc. (“S.C. Johnson”) and, to a lesser extent, from other organizations controlled by Johnson Family members (including Ms. Johnson-Leipold) and other related parties. For example, the Company leases its Headquarters facility from Johnson Financial Group and S.C. Johnson provides the Company with (1) administrative services pertaining to things like office equipment leasing and travel services; (2) information processing and telecommunication services; (3) use of S.C. Johnson’s aircraft and crews, pursuant to a time sharing agreement; and (4) from time to time, certain loaned employees. The Company believes that the amounts paid to these organizations are no greater than the fair market value of the services. The total amount incurred by the Company for the foregoing services during the fiscal year ended September 29, 2006 was approximately $1,838,393.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors, and more than 10% shareholders to file with the Securities and Exchange Commission reports on prescribed forms of their beneficial ownership and changes in beneficial ownership of Company stock and furnish copies of such forms to the Company. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Form 5 reports were required to be filed, the Company believes that during the year ended September 29, 2006, all reports required by Section 16(a) to be filed by the Company’s officers, directors and more than 10% shareholders were filed on a timely basis, except Terry E. London filed a Form 4 report on May 16, 2006 reporting the sale of Johnson Outdoors Inc. stock on May 9, 2006 and May 10, 2006; Ms. Johnson-Leipold filed a Form 4 report on December 7, 2006 reporting the receipt of a restricted stock grant on December 4, 2006; and Mr. Johnson filed a Form 4 report on December 7, 2006 reporting the receipt of a restricted stock grant on December 4, 2006.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm to examine the financial statements of the Company and its consolidated subsidiaries for the fiscal year ending September 28, 2007, as well as attest to management’s assessment of internal controls over financial reporting as of September 28, 2007. Unless otherwise directed, proxies will be voted in FAVOR of the ratification of such appointment.

Although this appointment is not required to be submitted to a vote of shareholders, the Board of Directors believes it appropriate as a matter of policy to request that the shareholders ratify the appointment. If shareholder ratification is not received, the Board of Directors will reconsider the appointment. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS

All shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), for presentation at the 2008 Annual Meeting of Shareholders must be received at the offices of the Company, 555 Main Street, Racine, Wisconsin 53403 by September 28, 2007 for inclusion in the proxy statement and form of proxy relating to the meeting. In addition, a shareholder who otherwise intends to present business at the 2008 Annual Meeting of Shareholders must comply with the requirements set forth in the Company’s Bylaws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the Bylaws, to the Secretary of the Company not more than 90 days prior to the date of such annual meeting and not less than the close of business on the later of (i) the 60th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Under the Bylaws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (namely, proposals shareholders intend to present at the 2008 Annual Meeting of Shareholders but do not intend to have included in the Company’s proxy statement and form of proxy for such meeting) prior to the close of business on December 31, 2007 (assuming a March 1, 2008 meeting date), then the notice will be considered untimely and the Company will not be required to present such proposal at the 2008 Annual Meeting of Shareholders. If the Board of Directors chooses to present such proposal at the 2008 Annual Meeting of Shareholders, then the persons named in the proxies solicited by the Board of Directors for the 2008 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

OTHER MATTERS

The Company has filed an Annual Report on Form 10-K with the SEC for the fiscal year ended September 29, 2006. This Form 10-K will be mailed to each person who is a record or beneficial holder of shares of Class A common stock or Class B common stock on the record date for the Annual Meeting. Pursuant to, and in accordance with, the rules of the SEC, the Company, where allowed, is delivering only one copy of the Company’s 2006 Annual Report on Form 10-K and this Proxy Statement to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. Upon written or oral request, the Company will promptly deliver a separate copy of the Company’s 2006 Annual Report on Form 10-K and/or this Proxy Statement to any shareholder at a shared address to which a single copy of the document was delivered. If you are a shareholder residing at a shared address and would like to request an additional copy of the Company’s 2006 Annual Report on Form 10-K and/or this Proxy Statement now or with respect to future mailings (or to request to receive only one copy of the Annual Report and Proxy Statement if you are currently receiving multiple copies), then you may notify the Company (1) by writing to the Corporate Secretary, Johnson Outdoors Inc., 555 Main Street, Suite 342, Racine, Wisconsin 53403 or (2) via email to: corporate@johnsonoutdoors.com.

The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited in person or by telephone by certain officers and employees of the Company. It is not anticipated that anyone will be specially engaged to solicit proxies or that special compensation will be paid for that purpose. The Company will also reimburse brokerage firms, custodians, nominees, fiduciaries and others for expenses incurred in forwarding proxy material to the beneficial owners of the Company’s common stock.

Neither the Board of Directors nor management intends to bring before the Annual Meeting any matters other than those referred to in the Notice of Annual Meeting and this Proxy Statement. In the event that any other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the proxy forms to vote the shares represented by each such proxy in accordance with their judgment on such matters.

By Order of the Board of Directors

Alisa Swire Secretary

January 26, 2007

CLASS A COMMON STOCK	JOHNSON OUTDOORS INC.	PROXY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 1, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

JOHNSON OUTDOORS INC.

The undersigned constitutes and appoints HELEN P. JOHNSON-LEIPOLD and ALISA D. SWIRE, and each of them, each with full power to act without the other, and each with full power of substitution, the true and lawful proxies of the undersigned, to represent and vote, as designated below, all shares of Class A common stock of Johnson Outdoors Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of such corporation to be held at its headquarters, located at 555 Main Street, Racine, Wisconsin, on Thursday, March 1, 2007, at 10:00 a.m. local time, and at any adjournment or postponement thereof:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SPECIFIED IN ITEM 1 AND FOR RATIFICATION OF ERNST & YOUNG LLP.

The undersigned acknowledges receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.

PLEASE VOTE, SIGN, DATE, DETACH AND MAIL THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE

(Continued and to be signed on reverse side.)

Δ     FOLD AND DETACH HERE     Δ

JOHNSON OUTDOORS INC. 2007 ANNUAL MEETING

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.     ■

CONTROL NUMBER
1. ELECTION OF DIRECTORS By Holders of Class A common stock Terry E. London John M. Fahey, Jr.	For All ☐	Withhold All ☐	For All Except ☐	2. Ratify the appointment of Ernst & Young LLP, independent registered public accounting firm, as auditors of the Company for its fiscal year ending September 28, 2007.	For ☐	Against ☐	Abstain ☐

(Instructions: To withhold authority to vote for any individual nominee, write the name(s) of the nominee(s) above.) The Board of Directors recommends a vote FOR Item 1.				The Board of Directors recommends a vote FOR such appointment.
3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.
Check appropriate box Indicate changes below:

Address Change? ☐ Name Change? ☐

Date: _____________________

Signature(s) _______________________________________

Note: Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign full corporate name by duly authorized officer and affix corporate seal, if any. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Δ    FOLD AND DETACH HERE    Δ

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE, DETACH AND MAIL THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.

JOHNSON OUTDOORS INC.

PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card will vote all shares of Class A Common Stock of Johnson Outdoors Inc. that you are entitled to vote.

Please carefully consider the issues discussed in the Proxy Statement and cast your vote by:

• accessing the World Wide Web site http://www.eproxyvote.com/jout/ to vote via the internet.

•     using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-866-207-3912 and follow the instructions. When you are finished voting, your vote will be confirmed, and the call will end.

• completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement.

You can vote via the internet or by phone at any time prior to 11:59 P.M. Central Time, February 28, 2007. You will need the control number printed at the top of this instruction card to vote via the internet or by phone. If you do so, you do not need to mail in your proxy card.

CLASS B	JOHNSON OUTDOORS INC.	PROXY
COMMON STOCK

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 1, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

JOHNSON OUTDOORS INC.

The undersigned constitutes and appoints HELEN P. JOHNSON-LEIPOLD and ALISA D. SWIRE, and each of them, each with full power to act without the other, and each with full power of substitution, the true and lawful proxies of the undersigned, to represent and vote, as designated below, all shares of Class B common stock of Johnson Outdoors Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of such corporation to be held at its headquarters, located at 555 Main Street, Racine, Wisconsin, on Thursday, March 1, 2007, at 10:00 a.m. local time, and at any adjournment or postponement thereof:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SPECIFIED IN ITEM 1 AND FOR RATIFICATION OF ERNST & YOUNG LLP.

The undersigned acknowledges receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.

PLEASE VOTE, SIGN, DATE, DETACH AND MAIL THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE

(Continued and to be signed on reverse side.)

Δ    FOLD AND DETACH HERE    Δ

JOHNSON OUTDOORS INC. 2007 ANNUAL MEETING

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.    ■

CONTROL NUMBER
1. ELECTION OF DIRECTORS By Holders of Class B common stock Helen P. Johnson-Leipold Thomas F. Pyle, Jr. W. Lee McCollum Edward F. Lang	For All ☐	Withhold All ☐	For All Except ☐	2. Ratify the appointment of Ernst & Young LLP, independent registered public accounting firm, as auditors of the Company for its fiscal year ending September 28, 2007.	For ☐	Against ☐	Abstain ☐

(Instructions: To withhold authority to vote for any individual nominee, write the name(s) of the nominee(s) above.) The Board of Directors recommends a vote FOR Item 1.				The Board of Directors recommends a vote FOR such appointment.
3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.
Check appropriate box Indicate changes below:

Address Change? ☐ Name Change? ☐

Date: _____________________

Signature(s) ______________________________________

Note: Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign full corporate name by duly authorized officer and affix corporate seal, if any. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Δ    FOLD AND DETACH HERE    Δ

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE, DETACH AND MAIL THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.

JOHNSON OUTDOORS INC.

PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card will vote all shares of Class B Common Stock of Johnson Outdoors Inc. that you are entitled to vote.

Please carefully consider the issues discussed in the Proxy Statement and cast your vote by:

• accessing the World Wide Web site http://www.eproxyvote.com/jout/ to vote via the internet.

•     using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-866-207-3912 and follow the instructions. When you are finished voting, your vote will be confirmed, and the call will end.

• completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement.

You can vote via the internet or by phone at any time prior to 11:59 P.M. Central Time, February 28, 2007. You will need the control number printed at the top of this instruction card to vote via the internet or by phone. If you do so, you do not need to mail in your proxy card.